EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $0.01 per share of Cactus, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of February 13, 2019.

Cadent Energy Partners II, L.P.

By:	Cadent Energy Partners II GP, L.P.,
its general partner

By:	CEP II-GP, LLC,
its general partner

By:	/s/ Paul McDermott
Name:	Paul McDermott
Title:	Manager

Cadent Energy Partners II GP, L.P.

By:	CEP II-GP, LLC,
its general partner

By:	/s/ Paul McDermott
Name:	Paul McDermott
Title:	Manager

Cadent Management Services, LLC

By:	/s/ Paul McDermott
Name:	Paul McDermott
Title:	Manager

Cadent Energy Partners, LLC

By:	/s/ Paul McDermott
Name:	Paul McDermott
Title:	Manager